Exhibit 99.1
                              VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made as of the 3rd day of April, 2006 (the "Effective Date"), by and between Ronald C. Touchard ("Touchard") and Mario Ramirez ("Ramirez") (hereinafter collectively referred to as the "Parties," or each individually as a "Party").

                                  RECITALS

     WHEREAS, Touchard currently has the power to vote greater than 90% of the required shareholder vote of Liberty Diversified Holdings, Inc. ("Liberty"); and

     WHEREAS, in connection with the sale of MCR Packaging and Printing Corp. to Liberty, Ramirez has executed Amendment No. 2 to the Stock Purchase Agreement dated April 3, 2006 (the "Amendment") thereby extending the time frame for which Liberty may deliver shares of Series D Convertible Preferred Stock to Ramirez and curing Liberty's breach of the original Stock Purchase Agreement dated December 31, 2005; and

     WHEREAS, the Parties hereto desire to enter into an agreement regarding the voting of shares; and

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

     1. AGREEMENT TO VOTE. In consideration of Mario Ramirez consummating the Amendment and for as long as Touchard has the power to vote at least 50% of the shares of Liberty, the Parties hereby agree as follows: in order to act in the best interests of Liberty, its subsidiary MCR Packaging and Printing Corp., and its other subsidiaries, the Parties hereby agree to vote together, in unison, with regards to all shares which they have the power to vote, whether through direct ownership or by proxy with regards to all matters which may require a shareholder vote of Liberty. Should the Parties disagree as to their vote, both Parties shall be required to abstain from voting any of the shares which they have the power to vote.

     2. GRANT OF PROXY. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement to the extent permitted by applicable law.

     3. SUCCESSORS IN INTEREST. The provisions of this Agreement shall be binding upon the successors in interest of the Parties as to any of the voting rights.

     4. NO CONFLICTING AGREEMENT. The Parties shall not grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to their Liberty shares nor shall they enter into any agreements or arrangements of any kind with any person with respect to the shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other stockholders of Liberty that are not Parties to this Agreement).


     5. INJUNCTIVE RELIEF. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of this Agreement, none of the Parties hereto shall raise the defense that there is an adequate remedy at law.

     6. REPRESENTATIONS OF THE PARTIES. The Parties represent and warrant to each other that they have full power to enter into this Agreement and have not, prior to the date of this Agreement, executed or delivered any proxy or similar arrangement other than the one which has expired or terminated prior to the date hereof and they will not take any action inconsistent with the purposes and provisions of this Agreement.

     7. AMENDMENTS AND WAIVERS. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the express written consent of both Parties.

     8. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     9. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of California as applied to contracts among California residents entered into and to be performed entirely within California, without reference to conflicts of laws principles.

     10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the Parties hereto.

     12. BINDING EFFECT. In addition to any restriction or transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective heirs, successors and assigns.

     13. ENTIRE AGREEMENT. This Agreement is intended to be the sole agreement of the Parties as it relates to this subject matter and does hereby supersede all other agreements of the Parties relating to the subject matter hereof.


         14. ATTORNEY'S FEES. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.


              IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year hereinabove first written.



                                  By: /S/ Ronald C. Touchard
                                      -------------------------------
                                  Name:  Ronald C. Touchard



                                  By: /S/ Mario Ramirez
                                      -------------------------------
                                  Name:  Mario Ramirez